Exhibit (c)(2)

Project Warriors Materials for Discussion DRAFT Preliminary | Subject to Further Review and Evaluation June 6, 2016

Agenda 2 CONFIDENTIAL | DRAFT •Situation Overview •Curry Trading and Financial Summary •Illustrative Preliminary Curry Valuation Analyses •Detail on Potential Partners •Appendix -Additional Detail on Curry -Price and Multiple Evolution of Selected Companies -Additional Financial Information -Illustrative Cost of Capital Calculation

 Situation Overview

Bogut Proposal and Key Considerations 4 CONFIDENTIAL | DRAFT Key Considerations • Does Bogut’s proposal form the basis for further discussions? – Evaluate proposal versus standalone plan – Should the Board conclude to engage with Bogut, how should the company respond? • Make a counter proposal • Ask Bogut to rebid • Does it make sense to reach out to other parties? – Are there any motivated potential strategic acquirors of Curry? – Would Larry Ellison support a sale of the company to a party other than Bogut? – Ensure confidentiality and minimize leak risk • Requested an exclusivity period ending June 26, 2016 Exclusivity • Approval of a majority of the shares of Curry not owned by Larry Ellison, his children or any of their controlled entities or affiliates (approximately 49% of shares outstanding) • Approval by Curry’s Special Committee Shareholder Vote • Per Share Price: $100.00 per share • Consideration Type: All cash • Fully Diluted Equity Value: $8.4 billion Bogut Proposal

Illustrative Transaction Statistics ($MM) Note: Current market prices as of June 2, 2016. (1) Closing share price the day prior to submission of Bogut proposal. (2) Common shares outstanding from Curry 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. (3) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. (4) Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. 5 CONFIDENTIAL | DRAFT Illustrative Share Price: Curry Current $83.57 June 1, 2016 Bogut Proposal Illustrative Curry Transaction Statistics $102.50 $105.00 $107.50 $110.00 $112.50 $115.00 $117.50 $120.00 $122.50 $125.00 $100.00 Implied Transaction Premium Statistic Premium to Current Price $83.57 0% 20% 23% 26% 29% 32% 35% 38% 41% 44% 47% 50% Premium to May 31, 2016 Price (1) 79.31 5% 26% 29% 32% 36% 39% 42% 45% 48% 51% 54% 58% Premium to June 1, 2016 Bogut Proposal 100.00 (16%) 0% 2% 5% 8% 10% 13% 15% 18% 20% 23% 25% Premium to 30-Day Average Price 78.30 7% 28% 31% 34% 37% 40% 44% 47% 50% 53% 56% 60% Premium to 60-Day Average Price 73.27 14% 36% 40% 43% 47% 50% 54% 57% 60% 64% 67% 71% Premium to LTM High Share Price 99.73 (16%) 0% 3% 5% 8% 10% 13% 15% 18% 20% 23% 25% Premium to LTM Low Share Price 53.11 57% 88% 93% 98% 102% 107% 112% 117% 121% 126% 131% 135% Premium to LTM Average Share Price 81.27 3% 23% 26% 29% 32% 35% 38% 41% 45% 48% 51% 54% Implied Valuation & Multiples Fully-Diluted Shares (2) 84.0 Fully-Diluted Equity Value $7,018 Plus: Note Payable to Oracle (3) 5 Plus: Market Value of Convertible Notes (4) 310 Plus: Make Whole Premium (4) - Less: Cash (3) (378) Fully-Diluted Enterprise Value 6,956 Premium to Current Enterprise Value 0% 84.2 $8,423 5 310 19 (378) 8,380 20% 84.3 84.3 84.3 84.4 84.4 84.4 84.4 84.5 84.5 84.5 $8,637 $8,851 $9,065 $9,279 $9,493 $9,706 $9,920 $10,134 $10,348 $10,562 5 5 5 5 5 5 5 5 5 5 310 310 310 310 310 310 314 320 327 334 22 25 29 33 37 41 41 38 36 34 (378) (378) (378) (378) (378) (378) (378) (378) (378) (378) 8,597 8,813 9,032 9,250 9,468 9,685 9,903 10,120 10,339 10,558 24% 27% 30% 33% 36% 39% 42% 45% 49% 52%

Illustrative Transaction Statistics (CONTINUED) ($MM) 8.2x 8.7x 8.9x 10.2x Note: Current market prices as of June 2, 2016. (1) Common shares outstanding from Curry 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. (2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. (3) Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013. Value shown represents make whole value above principal value. (4) Based on mean Wall Street consensus analyst research estimates as of June 2, 2016. (5) LTM represents the 12-month period ended March 31, 2016. NTM represents the 12-month period ending March 31, 2017. (6) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. 6 CONFIDENTIAL | DRAFT Illustrative Share Price: Curry Current $83.57 June 1, 2016 Bogut Proposal Illustrative Curry Transaction Statistics $102.50 $105.00 $107.50 $110.00 $112.50 $115.00 $117.50 $120.00 $122.50 $125.00 $100.00 Implied Valuation & Multiples Fully-Diluted Equity Value (1) $7,018 Fully-Diluted Enterprise Value (2)(3) 6,956 $8,423 8,380 $8,637 $8,851 $9,065 $9,279 $9,493 $9,706 $9,920 $10,134 $10,348 $10,562 8,597 8,813 9,032 9,250 9,468 9,685 9,903 10,120 10,339 10,558 Street Estimates (4) Revenue Multiples Statistic NTM Rev Mults : LTM (3/31/16) (5) $793 8.8x CY16E 967 7.2 Ariba 7.8x 10.6x 8.7 EloquaSuccessFactors DemandwareConcur 10.8x 11.1x 11.4x 11.7x 11.9x 12.2x 12.5x 12.8x 13.0x 13.3x 8.9 9.1 9.3 9.6 9.8 10.0 10.2 10.5 10.7 10.9 NTM (3/31/17) (5) 1,029 6.8 8.1 8.4 8.6 8.8 9.0 9.2 9.4 9.6 9.8 10.0 10.3 CY17E 1,229 5.7 LFCF Multiples LTM (3/31/16) (5) $52 135.0x CY16E 89 79.0 NTM (3/31/17) (5) 107 65.5 CY17E 124 56.7 6.8 162.0x 94.8 78.6 68.1 7.0 7.2 7.4 7.5 7.7 7.9 8.1 8.2 8.4 8.6 166.1x 170.2x 174.3x 178.4x 182.5x 186.7x 190.8x 194.9x 199.0x 203.1x 97.2 99.6 102.0 104.4 106.8 109.3 111.7 114.1 116.5 118.9 80.6 82.6 84.6 86.6 88.6 90.5 92.5 94.5 96.5 98.5 69.8 71.5 73.3 75.0 76.7 78.5 80.2 81.9 83.6 85.4 Preliminary Management Forecast (6) Revenue Multiples Statistic CY16E $960 7.2x CY17E 1,218 5.7 LFCF Multiples CY16E $88 80.0x CY17E 113 62.0 8.7x 6.9 96.1x 74.4 9.0x 9.2x 9.4x 9.6x 9.9x 10.1x 10.3x 10.5x 10.8x 11.0x 7.1 7.2 7.4 7.6 7.8 8.0 8.1 8.3 8.5 8.7 98.5x 100.9x 103.4x 105.8x 108.3x 110.7x 113.1x 115.6x 118.0x 120.4x 76.3 78.2 80.1 82.0 83.8 85.7 87.6 89.5 91.4 93.3

 Curry Trading and Financial Summary

Curry Long-Term Trading Performance December 20, 2007 (Since IPO) to June 2, 2016 Price $140.00 NTM Rev Mult. 2010 2011 2012 2013 2014 2015 2016YTD $27.11 47.73 67.30 111.56 119.63 107.87 83.57 $12.13 25.34 38.51 65.94 71.42 79.28 53.11 $17.44 33.92 52.62 89.16 93.48 92.72 69.91 8.5x 12.5 14.3 19.3 18.2 13.3 8.0 4.0x 7.1 9.7 12.5 10.0 7.6 4.8 5.7x 9.6 12.1 16.0 13.0 9.9 6.3 17.5x $120.00 15.0x Bogut 6/1/16 Proposal: $100.00 $100.00 12.5x Price: $83.57 $80.00 10.0x $60.00 7.5x NTM Rev Mult: 6.8x $40.00 5.0x $20.00 2.5x $0.00 0.0x Dec-07 Dec-08 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Source: Capital IQ. 8 CONFIDENTIAL | DRAFT Current $83.57 6.8x Curry Trading Overview Price NTM Rev Mult High Low Average High Low Average

Curry Short-Term Trading Performance January 2, 2015 to June 2, 2016 NTM Rev Mult. Price $110.00 13.0x Price Reaction: (8%) Bogut 6/1/16 Proposal: $100.00 $100.00 11.5x $90.00 10.0x Price: $83.57 $80.00 8.5x $70.00 7.0x Announced Q3’15 Revenue of NTM Rev Mult: 6.8x $60.00 5.5x $50.00 4.0x Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 Source: Capital IQ. 9 CONFIDENTIAL | DRAFT January 29, 2015: Announced Q4’14 Revenue of $158M vs. guided revenue of $154M - July 23, 2015: Announced Q2’15 Revenue of $177M vs. guided revenue of $156M vs. street $170M - $172M vs. street April 28, 2016: expectations of $172M. Announced Q1’16 Revenue of Price Reaction: +8% $217M vs. guided revenue of $212M - 214M vs. street expectations of $213M. expectations of $155M January 28, 2016: Announced Q4’15 Revenue of $206M vs. guided revenue of $202M - 205M vs. street Price Reaction: +4% expectations of $205M. April 23, 2015: Announced Q1’15 Revenue of $165M vs. guided revenue of $160M - Price Reaction: +6% $162M vs. street expectations of $162M. Announced acquisition of Bronto Software for $200M. October 22, 2015: Price Reaction: (5%) $193M vs. guided revenue of $192M - $194M vs. street expectations of $193M. Price Reaction: (7%)

Summary of Preliminary Curry Management Plan

($MM, except for per share prices)

	Annual Financials								
	Calendar Year								'15A - '21E
	2014A	2015A	2016E	2017E	2018E	2019E	2020E	2021E	CAGR
Recurring	$448	$593	$751	$949	$1,206	$1,539	$1,957	$2,462	27%
Non-Recurring	109	148	210	268	327	390	468	561	25%
Revenue	**$556**	**$741**	**$960**	**$1,218**	**$1,533**	**$1,929**	**$2,425**	**$3,023**	**26%**
% Growth	*34%*	*33%*	*30%*	*27%*	*26%*	*26%*	*26%*	*25%*	
Non-GAAP Gross Profit	**398**	**521**	**651**	**830**	**1,062**	**1,369**	**1,754**	**2,205**	**27%**
% Margin	*72%*	*70%*	*68%*	*68%*	*69%*	*71%*	*72%*	*73%*	
Research and Development	78	103	125	165	207	260	327	408	26%
Sales and Marketing	252	343	421	524	643	797	982	1,185	23%
General and Administrative	39	53	62	79	100	126	159	198	25%
Total Operating Expenses	369	499	608	769	951	1,183	1,468	1,791	24%
% of Revenue	*66%*	*67%*	*63%*	*63%*	*62%*	*61%*	*61%*	*59%*	
Non-GAAP Operating Income	**29**	**22**	**44**	**61**	**111**	**185**	**285**	**414**	**63%**
% Margin	*5%*	*3%*	*5%*	*5%*	*7%*	*10%*	*12%*	*14%*	
Non-GAAP Net Income	**29**	**18**	**37**	**52**	**99**	**170**	**267**	**391**	**67%**
% Margin	*5%*	*2%*	*4%*	*4%*	*6%*	*9%*	*11%*	*13%*	
Non-GAAP EPS	**$0.32**	**$0.22**	**$0.45**	**$0.62**	**$1.15**	**$1.92**	**$2.93**	**$4.18**	**63%**
% Growth	*23%*	*(31%)*	*101%*	*39%*	*85%*	*68%*	*52%*	*43%*	
Average Share	*78*	*80*	*82*	*84*	*86*	*89*	*91*	*94*	
Memo:									
Cash Flow from Operations	$75	$100	$138	$174	$253	$368	$520	$712	39%
% Margin	*13%*	*14%*	*14%*	*14%*	*16%*	*19%*	*21%*	*24%*	
Capital Expenditures	(24)	(50)	(50)	(60)	(72)	(91)	(112)	(139)	
Levered Free Cash Flow	**51**	**50**	**88**	**113**	**181**	**278**	**408**	**573**	**50%**
% Margin	*9%*	*7%*	*9%*	*9%*	*12%*	*14%*	*17%*	*19%*	
Revenue Mix									
Recurring	80%	80%	78%	78%	79%	80%	81%	81%	
Non-Recurring	20%	20%	22%	22%	21%	20%	19%	19%	
Operating Expense - % of Revenue									
Research and Development	14%	14%	13%	14%	13%	13%	13%	13%	
Sales and Marketing	45%	46%	44%	43%	42%	41%	41%	39%	
General and Administrative	7%	7%	6%	7%	7%	7%	7%	7%	

Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items.
Source: Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016.

Summary of Assumptions

- Bookings growth drives revenue – model assumes that bookings growth decreases in the projection period (25% in CY2016E down to 22% in terminal year)
- Slight increase in recurring bookings as a percentage of total bookings from 52% up to 58%
- Improvements in both recurring *(85.4% to 86.7%)* and non-recurring *(4.8% to 12.5%)* gross margins during the projection period
- Slight improvement in sales productivity over the projection period ($0.88 in CY2016E down to $0.85 in terminal year)
- Other operating expense line-items largely held flat as a percentage of revenue

10

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Comparison ofCurry Street and Preliminary Curry Management Plan Actuals Forecast Actuals Forecast Actuals Forecast $4.18 Historical 2012A – 2015A CAGR: 34% Historical 2012A – 2015A CAGR: (5%) $3,023 S R: 27% S R: 65% $2,425 Management 2015A – 2021E CAGR: 26% Management 2015A – 2021E CAGR: 63% $0.46 '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E Actuals Forecast Forecast Actuals Forecast Actuals Historical 2012A – 2015A CAGR: (1%) Historical 2012A – 2015A CAGR: 6% S R: 63% S R: 48% Management 2015A – 2021E CAGR: 63% Management 2015A – 2021E CAGR: 50% $124 $163 $43 '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E '12A '13A '14A '15A '16E '17E '18E '19E '20E '21E Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items. 11 (1) (2) Based on Wall Street mean consensus analyst research estimates as of June 2, 2016. CONFIDENTIAL | DRAFT Curry Management to Qatalyst in February 2016. Based on Preliminary Curry Management Plan provided by Legend treet 2015A – 2018E CAG $42 $42 $51 $50 $573 $408 $278 $181 $89 $88 $113 treet 2015A – 2018E CAG $22 $24 $29 $22 $414 $285 $185 $111 $69 $44 $94 $61 7% 6% 5% 3% 14% 12% 10% 7% 6% 5% 6% 5% 4% Non-GAAP Operating Margin (%) Non-GAAP Operating Profit ($MM) Levered Free Cash Flow ($MM) treet 2015A – 2018E CAG $0.26 $0.26 $0.32 $0.22 $2.93 $1.92 $1.15 $0.73 $0.99 $0.45 $0.62 treet 2015A – 2018E CAG $741 $556 $309 $415 $1,929 $1,533 $1,229 $967$1,527 $1,218 $960 34% 34% 33% 31% 30% 30% 27% 26% 26% 26% 25% 27% 24% Revenue Growth (%) Non-GAAP Earnings Per Share ($) Revenue ($MM) Historical Street (1) Prelim. Curry Mgmt Plan (2)

Comparison ofCurry Street and Preliminary Curry Management Plan (CONTINUED) ($MM, except per share amounts) Note: Non-GAAP financials exclude stock-based compensation, amortization of intangibles and other non-recurring items. Numbers may not add due to rounding. (1) Based on mean Wall Street consensus analyst research estimates as of June 2, 2016. (2) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. 12 CONFIDENTIAL | DRAFT Q2 2 Prelim. Street (1) Mgmt (2) 016E Mgmt from Street CY2 Prelim. Street (1) Mgmt (2) 016E Mgmt from Street CY2 Prelim. Street (1) Mgmt (2) 017E Mgmt from Street $ % $ % $ % Revenue$231$231 $00% $967$960 (7)(1%) $1,229$1,218 ($11)(1%) Annual Growth30%30% Non-GAAP Gross Profit160155 Gross Margin69%67% Non-GAAP Operating Income43 Operating Margin2%1% Non-GAAP Net Income31 Net Margin1%0% 9 bps (5)(3%) (234 bps) (1)(23%) (38 bps) (1)(56%) (62 bps) 30%30% 674651 70%68% 4344 4%5% 3737 4%4% (93 bps) (22)(3%) (183 bps) 13% 15 bps (1)(2%) (4 bps) 27%27% 860830 70%68% 6961 6%5% 6152 5%4% (22 bps) (30)(4%) (187 bps) (8)(11%) (58 bps) (9)(14%) (67 bps) Non-GAAP EPS$0.03$0.01 ($0.02)(56%) $0.46$0.45 ($0.01)(2%) $0.73$0.62 ($0.11)(15%) Annual Growth47%(36%) WASO 80.3 81.8 Cash Flow from Operations$29$26 % of Revenue12%11% - 1.52% (2)(8%) (100 bps) 106%101% 81.782.0 $142$138 15%14% (474 bps) 0.40% ($4)(3%) (35 bps) 59%39% 83.984.2 $184$174 15%14% (2,023 bps) 0.40% ($11)(6%) (74 bps) Levered Free Cash Flow16--- 8988 (1)(1%) 124113 (10)(8%) LFCF Margin7%-- 9%9% (5 bps) 10%9% (77 bps) Curry Annual Financial Results Curry Quarterly Financial Results Q2 2016E Management Guidance Revenue: $229MM - $231MM Non-GAAP EPS: $0.02 - $0.03 CFO: $27MM - $29MM 2016E Management Guidance Revenue: $955MM - $975MM Non-GAAP EPS: $0.42 - $0.47 CFO: $140MM - $145MM

Summary of Selected Analyst Estimates

($MM, except per share amounts)

Date	Company	Broker Rec.	Price Target	Valuation Methodology
05/19/16	Macquarie	Hold	$76.00	4.9x CY17E Revenue
05/18/16	Barclays	Hold	74.00	5.0x CY17E Revenue
05/18/16	BNP Paribas	Hold	82.00	6.5x CY16E Revenue
05/18/16	Deutsche Bank	Buy	95.00	6.0x CY17E Revenue
05/18/16	JMP	Buy	100.00	6.3x CY17E Revenue
05/18/16	Nomura	Hold	95.00	DCF
05/17/16	Mizuho	Hold	70.00	4.5x CY17E Revenue
05/17/16	Pacific Crest	Hold	-	-
05/17/16	RBC	Buy	93.00	6.0x CY17E Revenue
04/30/16	FBN	Buy	100.00	DCF
04/29/16	BAML	Sell	70.00	4.6x CY17E Revenue
04/29/16	BTIG	Hold	-	DCF
04/29/16	Credit Suisse	Buy	90.00	6.8x CY16E Revenue
04/29/16	DA Davidson (1)	Buy	130.00	8.3x CY17E Revenue / DCF
04/29/16	FBR	Buy	94.00	6.0x CY17E Revenue
04/29/16	JP Morgan	Buy	94.00	6.5x CY17E Revenue
04/29/16	Mitsubishi	Buy	87.00	1.7x CY17E Price / Earnings / Growth
04/29/16	MKM	Buy	92.00	7.0x CY16E Billings
04/29/16	Morgan Stanley	Sell	60.00	18.0x Discounted CY21E FCF
04/29/16	Piper Jaffray	Hold	81.00	5.2x CY17E Revenue
04/29/16	Raymond James	Sell	-	-
04/29/16	Societe Generale	Sell	76.00	5.5x CY17E Revenue
04/29/16	SunTrust	Buy	93.00	7.0x CY16E Revenue / DCF
04/29/16	William Blair	Buy	-	-
04/28/16	Canaccord	Buy	100.00	6.6x CY17E Revenue / 61.0x CY17E LFCF
04/28/16	Stifel	Hold	-	-
Median			**$92.00**	
Mean			**88.19**	
Max			**$130.00**	
Min			**60.00**	

Begut 6/1/16 Proposal represents a ~9% premium to the median price target



Broker Recommendations
Sell 15%
Buy 50%
Hold 35%



Valuation Methodologies[2]
DCF 7
LFCF 1
Billings 1
1
Revenue 16



Price Targets
Current Price: $83.57
$130
$100
$100
$100
$95
$95
$94
$94
$93
$93
$92
$90
$87
$82
$81
$76
$76
$74
$70
$70
$60
DA Davidson (1)
JMP
FBN
Canaccord
Deutsche Bank
Nomura
FBR
JP Morgan
RBC
SunTrust
MKM
Credit Suisse
Mitsubishi
BNP Paribas
Piper Jaffray
Macquarie
Societe Generale
Barclays
Mizuho
BAML
Morgan Stanley

Note: Statistics exclude stock-based compensation expense and amortization of intangibles.
(1) DA Davidson price target based on 12-18 month price target.
(2) Brokers using multiple valuation methodologies included multiple times.

13

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Summary of Selected Analyst Estimates (CONTINUED)

($MM, except per share amounts)

		Revenue			Rev. Growth %			Operating Margin			Earnings Per Share			LFCF (% of Revenue)		
Date	Company	CY16E	CY17E	CY18E	CY16E	CY17E	CY18E	CY16E	CY17E	CY18E	CY16E	CY17E	CY18E	CY16E	CY17E	CY18E
05/19/16	Macquarie	$966	$1,228	1,561	30%	27%	27%	4%	6%	8%	$0.44	$0.72	1.31	10%	11%	12%
05/18/16	Barclays	966	1,209	-	30%	25%	-	5%	6%	-	0.47	0.77	-	9%	8%	-
05/18/16	BNP Paribas	973	1,230	-	31%	26%	-	-	-	-	-	-	-	8%	9%	-
05/18/16	Deutsche Bank	974	1,248	-	31%	28%	-	4%	5%	-	0.48	0.79	-	-	-	-
05/18/16	JMP	970	1,268	-	31%	31%	-	4%	6%	-	0.46	0.72	-	9%	10%	-
05/18/16	Nomura	972	1,224	1,538	31%	26%	26%	5%	6%	6%	0.47	0.68	0.88	9%	9%	8%
05/17/16	Mizuho	960	1,195	-	29%	25%	-	5%	6%	-	0.45	0.75	-	10%	10%	-
05/17/16	Pacific Crest	965	1,224	-	30%	27%	-	4%	5%	-	0.44	0.66	-	9%	10%	-
05/17/16	RBC	968	1,236	-	31%	28%	-	4%	5%	-	0.46	0.76	-	9%	10%	-
04/30/16	FBN	965	1,231	-	30%	28%	-	4%	5%	-	0.44	0.71	-	-	-	-
04/29/16	BAML	966	1,227	1,525	30%	27%	24%	4%	4%	4%	0.45	0.59	0.77	9%	10%	10%
04/29/16	BTIG	965	1,220	-	30%	26%	-	4%	5%	-	0.44	0.67	-	-	-	-
04/29/16	Credit Suisse	973	1,281	-	31%	32%	-	4%	5%	-	0.47	0.74	-	9%	12%	-
04/29/16	DA Davidson	966	1,240	-	30%	28%	-	4%	6%	-	0.45	0.78	-	9%	11%	-
04/29/16	FBR	967	1,229	-	31%	27%	-	5%	6%	-	0.48	0.85	-	-	-	-
04/29/16	JP Morgan	958	1,171	-	29%	22%	-	5%	7%	-	0.43	0.54	-	9%	9%	-
04/29/16	Mitsubishi	970	1,246	-	31%	28%	-	4%	5%	-	0.45	0.76	-	-	-	-
04/29/16	MKM	966	1,218	-	30%	26%	-	4%	6%	-	0.47	0.72	-	9%	11%	-
04/29/16	Morgan Stanley	970	1,220	1,492	31%	26%	22%	4%	5%	6%	0.45	0.69	0.98	9%	11%	13%
04/29/16	Piper Jaffray	965	1,224	-	30%	27%	-	4%	5%	-	0.46	0.73	-	9%	10%	-
04/29/16	Raymond James	972	1,239	-	31%	28%	-	4%	5%	-	0.45	0.69	-	10%	10%	-
04/29/16	Societe Generale	967	1,222	1,521	30%	26%	24%	-	-	-	-	-	-	9%	10%	-
04/29/16	SunTrust	965	1,242	-	30%	29%	-	4%	5%	-	0.46	0.66	-	8%	9%	-
04/29/16	William Blair	965	1,212	-	30%	26%	-	4%	5%	-	0.45	0.71	-	-	-	-
04/28/16	Canaccord	970	1,228	-	31%	27%	-	5%	6%	-	0.47	0.79	-	9%	11%	-
04/28/16	Stifel	964	1,233	-	30%	28%	-	4%	8%	-	0.46	0.95	-	10%	11%	-
Median		**$966**	**$1,228**	**$1,525**	***30%***	***27%***	***24%***	***4%***	***5%***	***6%***	**$0.46**	**$0.73**	**$0.93**	***9%***	***10%***	***11%***
Mean		**967**	**1,229**	**1,527**	***30%***	***27%***	***24%***	***4%***	***6%***	***6%***	**0.46**	**0.73**	**0.99**	***9%***	***10%***	***11%***
Max		**$974**	**$1,281**	**$1,561**	***31%***	***32%***	***27%***	***5%***	***8%***	***8%***	**$0.48**	**$0.95**	**$1.31**	***10%***	***12%***	***13%***
Min		**958**	**1,171**	**1,492**	***29%***	***22%***	***22%***	***4%***	***4%***	***4%***	**0.43**	**0.54**	**0.77**	***8%***	***9%***	***8%***
Curry Preliminary Management (1)		**$960**	**$1,218**	**$1,533**	***30%***	***27%***	***26%***	***5%***	***5%***	***7%***	**$0.45**	**$0.62**	**$1.15**	***9%***	***9%***	***12%***

Note: Statistics exclude stock-based compensation expense and amortization of intangibles.
(1) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016.

14

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

 Illustrative Preliminary Curry Valuation Analyses

Long-Term NTM Revenue Multiples Over Time January 4, 2010 to June 2, 2016 2010 2011 2012 2013 2014 2015 2016YTD 5.7x 9.6 12.1 16.0 13.0 9.9 6.3 7.1x 7.7 6.1 6.5 6.5 6.7 6.1 - 13.8 11.0 14.0 10.4 9.3 4.9 - - 25.3 24.2 19.8 12.6 8.8 - - 14.5 13.5 13.3 12.2 8.5 3.8x 5.1 6.6 8.1 7.8 7.9 7.1 - 10.1 10.1 12.2 9.0 5.8 4.8 NTM Rev Mult. 20.0x 17.5x 15.0x 12.5x 10.0x WDAY: 9.5x NOW: 8.7x ULTI: 7.5x Curry: 6.8x CRM: 6.6x CSOD: 5.5x LNKD: 4.5x 7.5x 5.0x 2.5x 0.0x Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Source: CapitalIQ. 16 CONFIDENTIAL | DRAFT Current6.8x6.6x4.5x9.5x8.7x7.5x5.5x Average NTM Revenue Multiples Curry CRM LNKD WDAY NOW ULTI CSOD

Short-Term NTM Revenue Multiples Over Time January 2, 2015 to June 2, 2016 Q1'CY15 Q2'CY15 Q3'CY15 Q4'CY15 Q1'CY16 Q2'CY16TD 11.7x 10.4 9.4 8.3 6.0 6.6 6.3x 7.0 6.7 6.9 5.9 6.4 11.2x 9.4 8.1 8.7 5.3 4.2 14.7x 13.6 11.3 10.9 8.4 9.3 12.9x 12.5 11.5 11.8 8.5 8.6 7.7x 7.8 7.9 8.2 6.9 7.3 6.1x 5.5 6.2 5.5 4.6 5.1 NTM Rev Mult. 17.5x 15.0x 12.5x 10.0x WDAY: 9.5x NOW: 8.7x 7.5x ULTI: 7.5x Curry: 6.8x CRM: 6.6x CSOD: 5.5x LNKD: 4.5x 5.0x 2.5x Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Source: CapitalIQ. 17 CONFIDENTIAL | DRAFT Current 6.8x 6.6x 4.5x 9.5x 8.7x 7.5x 5.5x Average NTM Revenue Multiples Curry CRM LNKD WDAY NOW ULTI CSOD

CY16E Operating Statistics of Selected Companies 30% 30% 27% 26% 25% 24% 21% 17% 70% 68% 64% 1% 1% 24% 20% 10% 10% 9% 9% Source: Capital IQ, company filings, and Wall Street research as of June 2, 2016. (1) Based on Wall Street mean consensus analyst research estimates as of June 2, 2016. 18 (2) Based on Preliminary Curry Management Plan provided by CONFIDENTIAL | DRAFT Curry Management to Qatalyst in February 2016. CY16E LFCF Margin CY16E Op. Margin CY16E Gross Margin CY15A-CY16E Revenue Growth Legend Median: 10%Median: 31% 31%31% 9%9% Curry CurryNOWCRMLNKDCSODULTIWDAYADBERHT Street(1)Mgmt(2) Median: 7% 21%14%12% Median: 28 32%23% % 4%5% (4%) Curry CurryULTICRMNOWCSODWDAYLNKDADBERHT Street(1)Mgmt(2) Median: 74%Median: 86% 87%77%75%72%72%87%86% Curry CurryLNKDCRMNOWCSODWDAYULTIADBERHT Street(1)Mgmt(2) 36%34%Median: 27%Median: 19% Curry CurryNOWWDAYCSODULTILNKDCRMADBERHT Street(1)Mgmt(2) Selected SaaS Selected Large-Cap High Growth Software

CY17E Operating Statistics of Selected Companies 31% 30% 27% 27% 24% 22% 21% 20% 20% 70% 68% 64% 24% 5% 4% 0% 14% 13% Source: Capital IQ, company filings, and Wall Street research as of June 2, 2016. (1) Based on Wall Street mean consensus analyst research estimates as of June 2, 2016. 19 (2) Based on Preliminary Curry Management Plan provided by CONFIDENTIAL | DRAFT Curry Management to Qatalyst in February 2016. CY17E LFCF Margin CY17E Op. Margin CY17E Gross Margin CY16E-CY17E Revenue Growth Legend Median: 14% 25%20% Median: 31% 32%31% 10%9% 12%11% Curry CurryNOWCRMLNKDCSODWDAYULTIADBERHT Street(1)Mgmt(2) Median: 10% 22%16%15% Median: 29 35% % 6%5% Curry CurryULTINOWCRMCSODWDAYLNKDADBERHT Street(1)Mgmt(2) Median: 75%Median: 87% 87%77%77%74%73%87%87% Curry CurryLNKDCRMNOWWDAYCSODULTIADBERHT Street(1)Mgmt(2) Median: 23% Median: 18% 15% Curry CurryWDAYNOWCSODULTICRMLNKDADBERHT Street(1)Mgmt(2) Selected SaaS Selected Large-Cap High Growth Software

CY16E / NTM Trading Statistics of Selected Companies 8.7x 7.9x 7.2x 6.9x 5. 5.8x 84.4x 51.0x 41.6x 36.2x – 8x 65.5x 62.3x – Source: Capital IQ, company filings, and Wall Street research as of June 2, 2016. Multiples greater than 100.0x or negative noted as dashes. 20 (1) Based on Wall Street mean consensus analyst research estimates as of June 2, 2016. CONFIDENTIAL | DRAFT Unlevered Free Cash Flow estimates based on LFCF estimates adjusted for interest expense. (2) NTM UFCF Multiple (2) CY16E LFCF Multiple CY16E Revenue Multiple Legend 75.0x73.2xMedian: 37.1x Median: 21. 25.3x 18 .2x 37.1x36.9x31.3x CurryCurry @ $100ULTILNKDCSODNOWCRMWDAYADBERHT Street(1) Per Share (1) 94.8xMedian: 51.0x Median: 24.9x 28.7x21.0x 79.0x 60.8x CurryCurry @ $100ULTICSODLNKDNOWCRMWDAYADBERHT Street(1) Per Share (1) Median: 7.4x 10.2x9.3x Median: 7.2x 8.4x 9x 7x 4. CurryCurry @ $100WDAYNOWULTICRMCSODLNKDADBERHT Street(1) Per Share (1) Selected SaaS Selected Large-Cap High Growth Software

CY17E Trading Statistics of Selected Companies 7.2x 6.5x 5.7x 5x 31.0x 30.5x 29 18 Source: Capital IQ, company filings, and Wall Street research as of June 2, 2016. Multiples greater than 100.0x or negative noted as dashes. 21 (1) Based on Wall Street mean consensus analyst research estimates as of June 2, 2016. CONFIDENTIAL | DRAFT CY17E LFCF Multiple CY17E Revenue Multiple Legend Median: 33.8x 68.1x71.1x Median: 20. .3x .0x 60.8x 56.7x 36.6x 23.0x CurryCurry @ $100WDAYULTICSODLNKDNOWCRMADBERHT Street(1) Per Share (1) Median: 6.1x 7.8x Median: 6.1x 7.0x 2x 6.8x 5.7x 9x 5. 4.7x 3. CurryCurry @ $100WDAYNOWULTICRMCSODLNKDADBERHT Street(1) Per Share (1) Selected SaaS Selected Large-Cap High Growth Software

Illustrative Future Trading

Shading represents values greater than Bogut's 6/1/16 Proposal of $100.00 per share

Based on Preliminary Curry Management Plan

($MM, except per share amounts)

	Curry Financial Projections (1)							'15A-'21E
	CY15A	CY16E	CY17E	CY18E	CY19E	CY20E	CY21E	CAGR
Revenue	$741	$960	$1,218	$1,533	$1,929	$2,425	$3,023	26%
% Growth	33%	30%	27%	26%	26%	26%	25%	
Non-GAAP Operating Income	22	44	61	111	185	285	414	63%
Operating Income Margin	3%	5%	5%	7%	10%	12%	14%	
Levered Free Cash Flow	50	88	113	181	278	408	573	50%
LFCF Margin	7%	9%	9%	12%	14%	17%	19%	

Premium / (Discount) to Current (3)

Illustrative CY17E Rev Multiple	Implied CY16E Rev Multiple		Future Value Per Share (2) Current CY17E	1-Year CY18E	2-Year CY19E	3-Year CY20E	4-Year CY21E	Present Value Per Share (Discounted at 12.5%) Current CY17E	1-Year CY18E	2-Year CY19E	3-Year CY20E	4-Year CY21E
4.0x	5.1x		$58.94	$73.41	$90.55	$111.89	$136.83	$58.94	$65.25	$71.54	$78.58	$85.42
		Implied LFCF Multiple:	43.6x	35.0x	28.9x	25.1x	22.5x	(29%)	(22%)	(14%)	(6%)	2%
5.0x	6.5x		$73.44	$90.87	$111.94	$137.42	$167.68	$73.44	$80.77	$88.45	$96.52	$104.68
			54.3x	43.5x	35.8x	31.0x	27.8x	(12%)	(3%)	6%	15%	25%
5.7x	7.2x	Curry & Salesforce Current CY17E Rev Multiple	$82.85	$102.42	$125.80	$154.23	$188.09	$82.85	$91.04	$99.39	$108.32	$117.43
			61.4x	49.1x	40.4x	34.9x	31.3x	(1%)	9%	19%	30%	41%
6.0x	7.6x		$87.67	$108.33	$132.82	$162.83	$198.54	$87.67	$96.30	$104.95	$114.36	$123.95
			65.1x	51.9x	42.8x	37.0x	33.1x	5%	15%	26%	37%	48%
7.0x	8.9x		$101.91	$125.50	$153.57	$188.24	$229.40	$101.91	$111.56	$121.34	$132.21	$143.21
			75.8x	60.4x	49.7x	42.9x	38.4x	22%	33%	45%	58%	71%

(1) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016.
(2) Assumes future cash balance based on cumulative free cash flow up until the year preceding the analysis. Assumes no issuance or pay down of debt.
Assumes dilution estimates from Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. In-the-money convertible debt treated on a net share basis.
Common shares outstanding from Curry 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015.
RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
(3) Current Curry share price of $83.57 as of June 2, 2016.

22

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Illustrative Future Trading Sensitivity 2 3 Preliminary Curry Management Plan (2) Revenue: Revenue Growth: Operating Income: Operating Margin: LFCF: LFCF Margin: $168.30 Range of CY17E Revenue Multiples $104.75 7.0x $102.79 $101.91 Current: 5.7x $88.46 $85.42 $78.58 $78.18 $75.50 $71.72 $71.54 $69.11 $68.18 $65.02 $65.25 4.0x $60.61 $59.46 $58.94 7.0x Revenue Multiple: Implied LFCF Multiple: $102.79 75.8x $125.05 60.4x $146.35 49.8x $171.69 43.0x $201.77 38.5x $101.91 75.8x $125.50 60.4x $153.57 49.7x $188.24 42.9x $229.40 38.4x $104.75 75.8x $132.85 60.4x $167.78 49.7x $212.46 42.8x $269.59 38.2x 5.7x Revenue Multiple: Implied LFCF Multiple: $83.57 61.4x $102.04 49.1x $119.96 40.5x $140.84 35.1x $165.71 31.5x $82.85 61.4x $102.42 49.1x $125.80 40.4x $154.23 34.9x $188.09 31.3x $85.15 61.4x $108.55 49.0x $137.30 40.4x $173.86 34.8x $220.71 31.2x 4.0x Revenue Multiple: Implied LFCF Multiple: $59.46 43.6x $73.15 35.0x $86.30 29.0x $102.12 25.2x $120.94 22.7x $58.94 43.6x $73.41 35.0x $90.55 28.9x $111.89 25.1x $136.83 22.5x $60.61 43.6x $77.74 34.9x $98.95 28.8x $125.95 25.0x $160.04 22.4x Note: Assumes future cash balance based on cumulative free cash flow up until the year preceding the analysis. Assumes no issuance or pay down of debt. Assumes dilution estimates from Preliminary Curry Management provided by Curry Management to Qatalyst in February 2016. In-the-money convertible debt treated on a net share basis. Common shares outstanding and balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuance in connection with the acquisition of a professional services firm. 23 (1) Revenue growth based on mean consensus analyst research estimates | DRAFT as of June 2, 2016. CONFIDENTIAL (2) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. Future Value Per Share Present Value Per Share (Discounted at 12.5%) $83.57 $90.71 $94.78 $98.91 $103.45 $82.85 $91.04 $99.39 $108.32 $117.43 $85.15 $96.49 $108.48 $122.11 $137.79 $149.21 $143.21 $132.21 $132.57 $125.96 $120.58 $121.34 $115.63 $118.09 Proposal: $100.00 $111.15 $111.56 Bogut 6/1/16 $99.91 $1,253$1,628$2,117$2,752$3,577 30%30%30%30%30% 30% $63$118$203$324$489 5%7%10%12%14% 68% $116$192$305$463$678 9%12%14%17%19% 54% $1,218$1,533$1,929$2,425$3,023 27%26%26%26%25% 26% $61$111$185$285$414 5%7%10%12%14% 63% $113$181$278$408$573 9%12%14%17%19% 50% $1,229$1,527$1,833$2,199$2,639 27%24%20%20%20% 24% $62$110$176$259$361 5%7%10%12%14% 60% $114$180$264$370$500 9%12%14%17%19% 47% Current2-Year3-Year4-Year5-Year '15A-'21E CAGR CY17ECY18ECY19ECY20ECY21E Current2-Year3-Year4-Year5-Year '15A-'21E CAGR CY17ECY18ECY19ECY20ECY21E Current2-Year3-Year4-Year5-Year '15A-'21E CAGR CY17ECY18ECY19ECY20ECY21E Sensitivity 1Extrapolated Street Revenue Sensitivity (1)

Summary of Preliminary Curry Management Plan Cash Flow Projections ($MM) 26% Revenue % Growth Non-GAAP Operating Income % Margin Less: Taxes Effective Tax Rate NOPAT % Margin Less: Capital Expenditures % of Revenue Plus: Depreciation % of Capital Expenditures Plus: Decrease in Working Capital % of Revenue Unlevered Free Cash Flow % of Revenue % Growth $744 – 34 5% (4) 13% 29 4% (37) 5% 21 57% 48 6% 61 8% – $1,218 27% 61 5% (8) 13% 53 4% (60) 5% 42 70% 79 7% 115 9% 39% $1,533 26% 111 7% (10) 9% 100 7% (72) 5% 54 75% 100 7% 182 12% 59% $1,929 26% 185 10% (13) 7% 172 9% (91) 5% 72 80% 125 7% 279 14% 53% $2,425 26% 285 12% (17) 6% 268 11% (112) 5% 95 85% 158 7% 409 17% 47% $3,023 25% 414 14% (116) 28% 298 10% (139) 5% 125 90% 196 7% 480 16% 17% 63% 58% 44% Source: Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. 24 CONFIDENTIAL | DRAFT Curry Standalone Financial Performance'15A-'Q2-'Q4Terminal'21E CY2016E CY2017E CY2018E CY2019E CY2020E CY2021ECAGR

Illustrative Preliminary Discounted Cash Flow Based on Preliminary Curry Management Plan ($MM, except per share amounts) Implied Perpetuity Growth Rate PV of Unlevered FCF (Q2'16E - CY2020E) PV of Terminal Value (CY2021E & Beyond) 5.3% $795 7,803 6.0% $795 9,363 6.5% $795 10,924 7.5% $749 7,084 8.2% $749 8,501 8.7% $749 9,918 9.7% $707 6,444 10.4% $707 7,733 10.9% $707 9,022 Implied Enterprise Value Plus: PV of Federal NOLs and Tax Credits (CY2021E & Beyond) (1) Plus: Cash (2) Less: Debt (2) Implied Equity Value $8,598 189 378 (315) 8,849 $10,159 189 378 (315) 10,410 $11,719 189 378 (315) 11,970 $7,834 159 378 (315) 8,055 $9,250 159 378 (315) 9,472 $10,667 159 378 (315) 10,889 $7,152 135 378 (315) 7,349 $8,440 135 378 (315) 8,637 $9,729 135 378 (315) 9,926 Premium/(Discount) to Current (4) 9% 28% 46% (1%) 16% 33% (9%) 6% 22% Note: Assumes mid-period discounting convention. (1) Based on Federal NOL and tax credits of $1,169MM as of December 31, 2020 per Curry Management. (2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. In-the-money convertible debt treated on a net share basis. (3) Common shares outstanding from 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. (4) Based on Curry price of $83.57 as of June 2, 2016. 25 CONFIDENTIAL | DRAFT Implied Price Per Share - Assuming ~16% Dilution (3) $90.93 $106.70 $122.27 $82.91 $97.22 $111.54 $75.77 $88.79 $101.81 % of Enterprise Value in Terminal Value 91% 92% 93% 90% 92% 93% 90% 92% 93% Discount Rate: Terminal NTM UFCF Multiple: Implied Terminal NTM Revenue Multiple: Illustrative Present Value as of March 31, 2016 9.5% 11.75% 25.0x 30.0x 35.0x 25.0x 30.0x 35.0x 4.0x4.8x5.6x4.0x4.8x5.6x 14.0% 25.0x 30.0x 35.0x 4.0x4.8x5.6x Summary of Valuation Assumptions - Unlevered free cash flow projections and terminal value discounted to March 31, 2016 (mid-period convention) - Cash flow excludes impact of stock based compensation, amortization of intangibles, restructuring and other non-recurring items - Portion of Federal NOLs and R&D tax credits used to shield taxes over projection period with the remaining balance valued separately - Weighted average cost of capital range of 9.5% to 14.0% - Terminal value calculated using NTM UFCF multiple range of 25.0x – 35.0x terminal year (CY21E) UFCF of $480MM - Assumes, per Curry Management, current Curry shareholders incur ~16% cumulative dilution through issuance of equity awards over the projected period

Illustrative Preliminary DCF Sensitivity Premium / (Discount) to Bogut 6/1/16 Proposal ($MM, except per share amounts) $71.59 (28%) $80.38 (20%) $91.08 (9%) $83.69 (16%) $94.15 (6%) $95.78 (4%) $65.15 (35%) $73.30 (27%) $83.05 (17%) $76.26 (24%) $85.80 (14%) $97.43 (3%) $87.24 (13%) $98.29 (2%) $59.44 (41%) $66.92 (33%) $75.90 (24%) $69.65 (30%) $78.38 (22%) $88.98 (11%) $79.66 (20%) $89.74 (10%) $80.93 (19%) $94.78 (5%) $73.79 (26%) $86.37 (14%) $98.94 (1%) $67.38 (33%) $78.89 (21%) $90.33 (10%) $94.61 (5%) $86.26 (14%) $96.82 (3%) $78.84 (21%) $88.47 (12%) $92.38 (8%) Note: Assumes mid-period discounting convention. (1) Based on Preliminary Curry Management Plan provided by Curry Management to Qatalyst in February 2016. (2) Balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. In-the-money convertible debt treated on a net share basis. Common shares outstanding from 10-Q for the period ended March 31, 2016. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm. 26 CONFIDENTIAL | DRAFT $100.23 $117.90 $135.09 0% 18% 35% $109.73 $128.82 $147.72 10% 29% 48% $120.26 $141.08 $161.89 20% 41% 62% $103.88 $119.20 4% 19% $113.77 $130.26 14% 30% $106.20 $124.60 $142.69 6% 25% 43% $105.92 6% $101.14 $116.03 1% 16% $111.00 $127.05 11% 27% '15A-21E CAGR: 30% CY21E Revenue: $3,577 CY21E Op Margin: 11% CY21E Op Margin: 14% CY21E Op Margin: 17% $90.93 (9%) $106.70 $122.27 7% 22% $82.91 $97.22 (17%) (3%) $111.54 12% $75.77 $88.79 (24%) (11%) $101.81 2% $103.03 $121.01 $138.60 3% 21% 39% $93.93 $85.82 (6%) (14%) $100.80 $115.78 1% 16% $110.39 $126.53 10% 27% $108.63 9% Prelim Mgmt Forecast (1) '15A-21E CAGR: 26% CY21E Revenue: $3,023 CY21E Op Margin: 11% Prelim Mgmt Forecast (1) CY21E Op Margin: 14% CY21E Op Margin: 17% $102.06 2% $111.80 12% $106.92 $122.55 7% 23% $107.92 8% '15A-21E CAGR: 24% CY21E Revenue: $2,639 CY21E Op Margin: 11% CY21E Op Margin: 14% CY21E Op Margin: 17% Revenue SensitivityOp. Margin Sensitivity Discount Rate: Terminal NTM UFCF Multiple: Illustrative Present Value as of March 31, 2016 (2) 9.5% 11.75% 25.0x 30.0x 35.0x 25.0x 30.0x 35.0x 14.0% 25.0x 30.0x 35.0x Shading represents values greater than Bogut’s 6/1/16 Proposal of $100.00 per share

Selected SaaS Transactions

Legend	
(green box)	Max Statistic
(red box)	Min Statistic

($MM)

Annc. Date	Target	Acquiror	FD Equity Value	FD Ent. Value	Transaction multiples: Revenue LTM	Transaction multiples: Revenue NTM	Transaction multiples: LFCF LTM	Transaction multiples: LFCF NTM	Premium: 1-Day	Premium: 20-Day	Premium: LTM High	Premium: LTM Low	NTM Rev. Growth	LTM LFCF Margin
06/01/16	Demandware	Salesforce	$3,030	$2,834	11.2x	8.9x	-	-	56%	69%	(1%)	167%	26%	0%
05/31/16	Marketo (1)	Vista Equity Partners	1,789	1,700	7.5	5.9	-	-	64%	68%	5%	139%	28%	(7%)
05/18/16	inContact	NICE	1,059	973	4.2	3.6	-	-	55%	50%	30%	121%	17%	(4%)
04/18/16	Cvent	Vista Equity Partners	1,647	1,502	8.0	6.5	-	-	69%	66%	(2%)	90%	23%	1%
11/02/15	Constant Contact	Endurance International	1,105	924	2.6	2.3	26.8x	24.2x	23%	29%	(25%)	35%	12%	12%
09/18/14	Concur	SAP	7,768	8,286	12.6	10.2	-	-	28%	30%	1%	70%	23%	6%
12/20/13	Responsys	Oracle	1,679	1,572	8.1	6.9	-	-	38%	66%	35%	370%	18%	6%
06/04/13	ExactTarget	Salesforce	2,671	2,570	7.9	6.5	-	-	53%	56%	36%	88%	22%	(6%)
12/20/12	Eloqua	Oracle	971	885	9.8	8.2	-	-	31%	34%	(5%)	82%	19%	(9%)
08/27/12	Kenexa	IBM	1,359	1,302	4.0	3.3	50.9	26.8	42%	89%	37%	219%	22%	8%
05/22/12	Ariba	SAP	4,609	4,437	8.8	7.8	65.9	33.5	20%	32%	13%	103%	13%	14%
02/09/12	Taleo	Oracle	2,056	1,940	6.3	5.3	-	46.1	18%	25%	9%	109%	18%	4%
12/03/11	SuccessFactors (2)	SAP	3,748	3,499	10.2	8.7	-	78.6	52%	47%	(1%)	105%	17%	8%
10/24/11	RightNow	Oracle	1,840	1,599	7.4	6.2	-	64.4	20%	38%	10%	117%	19%	5%
07/01/11	Blackboard (3)	Providence Equity	1,638	1,750	3.7	3.2	20.1	16.2	4%	10%	(8%)	36%	17%	17%
11/02/10	Art Technology Group	Oracle	1,032	850	4.4	3.9	35.5	25.7	46%	35%	25%	95%	14%	15%
09/15/09	Omniture	Adobe	1,837	1,735	5.1	4.7	51.3	44.1	24%	52%	(1%)	183%	9%	11%
03/15/07	WebEx	Cisco	3,163	2,818	7.4	6.1	37.7	31.8	23%	21%	19%	99%	21%	22%
Median:					**7.5x**	**6.2x**	**37.7x**	**32.7x**	**35%**	**42%**	**7%**	**104%**	**19%**	**6%**
Mean:					**7.2**	**6.0**	**41.2**	**39.1**	**37%**	**46%**	**10%**	**124%**	**19%**	**6%**
Max:					**12.6x**	**10.2x**	**65.9x**	**78.6x**	**69%**	**89%**	**37%**	**370%**	**28%**	**22%**
Min:					**2.6**	**2.3**	**20.1**	**16.2**	**4%**	**10%**	**(25%)**	**35%**	**9%**	**(9%)**
Implied Carry Statistics @ $100.00 per share (4)(5):			**$8,423**	**$8,300**	**10.6x**	**8.1x**	**-**	**78.6x**	**20%**	**30%**	**0%**	**88%**	**30%**	**7%**

Source: Company press releases, Company filings, 451 Group and Wall Street research.
Note: "-" = Not meaningful or not available. Multiples greater than 100.0x or negative considered not meaningful.
(1) Represents 1-day and 20-day unaffected premiums as of May 9, 2016 and April 12, 2016, respectively.
(2) LTM revenue pro forma for acquisition of Plateau.
(3) Blackboard previously announced its retainer of a financial advisor in response to receiving acquisition offers; unaffected 1-day and 20-day premiums as of April 18, 2011 and March 22, 2011 were 21% and 27% respectively.
(4) Reflects Bogut proposal submitted on June 1, 2016.
(5) Based on Wall Street consensus estimates as of June 2, 2016. Common shares outstanding from Carry 10-Q for the period ended March 31, 2016.
RSUs and options schedule from Carry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm.
Balance sheet items from Carry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
Represents cash settlement of 2018 Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional shares based on indenture dated June 4, 2013.

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Qatalyst PARTNERS

Implied Curry Valuation at Selected Transaction Multiples

			FD	FD	Transaction Multiples				Implied Curry Transaction Share Price (1)			
			Equity	Enterprise	Revenue		LFCF		Revenue		LFCF	
Date	Target	Acquiror	Value	Value	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM
Selected High Multiple SaaS Transactions												
6/1/16	Demandware	Salesforce	$3,030	$2,834	11.2x	8.9x	-	-	$105.37	$108.71	-	-
9/18/14	Concur	SAP	7,768	8,286	12.6	10.2	-	-	118.36	124.28	-	-
12/20/12	Eloqua	Oracle	971	885	9.8	8.2	-	-	93.19	100.94	-	-
5/22/12	Ariba	SAP	4,609	4,437	8.8	7.8	65.9	33.5	84.22	96.18	41.59	43.49
12/3/11	SuccessFactors (2)	SAP	3,748	3,499	10.2	8.7	-	78.6	96.48	106.49	-	100.08
Median:					**10.2x**	**8.7x**	**65.9x**	**56.1x**	**$96.48**	**$106.49**	**$41.59**	**$71.78**
Mean:					**10.5**	**8.8**	**65.9**	**56.1**	**99.53**	**107.32**	**41.59**	**71.78**
Selected Public SaaS Transaction Median					**7.5x**	**6.2x**	**37.7x**	**32.7x**	**$71.48**	**$76.56**	**$24.44**	**$42.44**
Bogut 6/1/16 Proposal (1)			**$8,423**	**$8,380**	**10.6x**	**8.1x**	**162.0x**	**78.6x**	**$100.00**	**$100.00**	**$100.00**	**$100.00**

(1) Common shares outstanding and balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm.
RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuances in connection with the acquisition of a professional services firm.
Represents cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016.
Additional shares based on indenture dated June 4, 2013.
(2) LTM revenue pro forma for acquisition of Plateau.

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Qatalyst PARTNERS

Selected Public Enterprise Software Transactions Selected Public Enterprise Software Transactions >$1Bn Transaction Value (N=67) 12.0x 10.0x SuccessFactors 8.0x 6.0x Solera Sybase 4.0x 2.0x 0.0x $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 Source: Company press releases, Company filings, 451 Group and Wall Street Research. (1) Common shares outstanding and balance sheet items from Curry 10-Q for the period ended March 31, 2016. Cash adjusted for $9.7MM acquisition of a professional services firm. RSUs and options schedule from Curry 10-K for the period ended December 31, 2015. RSUs adjusted for equity issuance in connection with the acquisition of a professio nal services firm. Assumes cash settlement of 2018 Convertible Notes of $310MM face value. Value based on a conversion price of $116.10. Make whole premium assumes a close date of September 30, 2016. Additional share s based on indenture dated June 4, 2013. CONFIDENTIAL | DRAFT 29 Enterprise Value ($MM) OpswareConcur DemandwareAutonomy Eloqua Ariba Responsys ExactTarget Curry @ $100.00 / Share(1) Marketo WebEx Veritas BEA Systems McAfeePeoplesoft BMC Software Transactions SaaS Transactions NTM Revenue Multiple

 Detail on Potential Partners

Selected Statistics of Potential Partners ($MM) Source: Capital IQ. Note: Prices as of June 2, 2016. (1) Per Salesforce Bank of America Commitment Letter dated May 31, 2016. CONFIDENTIAL | DRAFT 31 Selected Financial Metrics CY16E Operating Metrics FD EquityFD Ent.CashFinancial CY16E Multiples '15-16EGrossOperating ValueValueBalanceDebtRevP/ELFCFRevenue% GrowthMarginMargin Key Contacts $531,472$461,416$75,264$5,2086.5x22.2x26.6x$71,19917%63%41% Larry Page (CEO, Alphabet) Sundar Pichai (CEO, Google) Ruth Porat (CFO, Google) David Drummond (SVP, Alphabet Corporate Development) Don Harrison (VP, Alphabet Corporate Development) Diane Greene (SVP, Google Enterprise Business) $423,853$356,400$114,018$46,5653.8x19.6x17.6x$92,6665%64%30% Satya Nadella (CEO) Amy Hood (EVP and CFO) Marc Brown (Managing Director, Corporate Development; Global Head, M&A) Qi Lu (EVP, Applications and Services Engineering) Scott Guthrie (EVP, Cloud and Enterprise) Kurt DelBene (EVP, Corporate Strategy and Planning) Brad Smith (President and Chief Legal Officer) Bob Kelly (Corp Vice President, M&A Strategy and Business Development) $165,770$157,393$48,950$40,1064.2x14.3x12.6x$37,326(0%)80%43% Larry Ellison (Executive Chairman and CTO) Safra Catz (Co-CEO) / Mark Hurd (Co-CEO) Thomas Kurian (President) Doug Kehring (EVP, Chief of Staff and Head of Corporate Development) $97,742$103,573$5,272$11,1034.2x18.1x22.1x$24,4458%71%30% Bill McDermott (CEO) Hasso Plattner (Co-Founder and Chairman, Supervisory Board) Luka Mucic (CFO, COO) Arlen Shenkman (North American CFO) Monty Gray (SVP and Head of Corporate Development) $58,797$56,878 $3,715$1,797 6.9x84.9x36.2x$8,25224%77%14% Marc Benioff (CEO) Parker Harris (Co-Founder) John Somorjai (SVP, Corporate Development and Strategy) Mark Hawkins (EVP and CFO) Chris Hecht (VP, Corporate Development) Burke Norton (Chief Legal Officer) Alex Dayon (President, Products) Expected to finance its $2.8Bn acquisition of Demandware with cash and new term loan facility of $500MM(1) $28,661$28,020$1,641$1,0005.8x27.8x23.0x$4,8128%85%32% Brad Smith(Chairman and CEO) Scott Cook (Founder and Chairman of the Executive Committee) Neil Williams (EVP and CFO) Andrew Westergren (SVP, Chief Corporate Strategy and Development Officer)

Key Contacts and M&A History

Google

Key Contacts: Larry Page (CEO, Alphabet)
Sundar Pichai (CEO, Google)
Ruth Porat (CFO, Google)
David Drummond (SVP, Alphabet Corporate Development)
Don Harrison (VP, Alphabet Corporate Development)
Diane Greene (SVP, Google Enterprise Business)

Strengths
- Strong position stemming from search enables Google to extend into adjacent markets
- Google has successfully employed the Android platform to build a comprehensive mobile ecosystem
- Has strengthened its position in enterprise by providing familiar Google technology to business settings
- Massive scale through clusters of data centers gives Google an array of opportunities in the enterprise

Strategic Priorities
- Acquisition of Motorola Mobility indicates Google's desire to protect its IP and vertically integrate
- Further enhance Android operating system for users and developers
- Revamp social strategy as Google lacks the mindshare of its competitors
- Continue to pursue its mission of organizing the world's information through search, mobile and local

M&A Process
- Weekly M&A committee meetings to review all deals
- Larry, Sergey and David Drummond very influential, while Eric Schmidt continues to account for one vote
- Bottoms-up, "build vs. buy" approach is used to assess opportunities
- Interesting technology and product fit / vision within Google is critical
- A "must-own," competitive asset will prompt Google to accelerate process significantly (e.g., YouTube, AdMob, Motorola) and do / pay what it takes to win, especially against key competitors
- Hesitant to deliver term sheet until confident it will not be shopped
- Employs a DCF-based valuation; synergies can be used to justify premiums

Summary of Selected Recent Acquisitions

($MM)

		FD	FD	Transaction Multiples				Prem. to Unaff. Stock Price (1)				Transaction History				
Annc.		Equity	Enterprise	Revenue		P/E				LTM		Existing	Type of	Process	# of	Prem. to
Date	Target	Value	Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Partner?	Process	Length	Bids	1st Offer
11/06/15	Bebop	$380	$380	-	-	-	-	-	-	-	-	-	-	-	-	-
06/20/14	Dropcam	555	555	-	-	-	-	-	-	-	-	-	-	-	-	-
06/10/14	Skybox Imaging	500	500	-	-	-	-	-	-	-	-	-	-	-	-	-
01/26/14	DeepMind	400	400	-	-	-	-	-	-	-	-	-	-	-	-	-
01/13/14	Nest Labs	3,200	3,200	13.6	-	-	-	-	-	-	-	-	-	-	-	-
06/11/13	Waze	1,150	1,150	-	-	-	-	-	-	-	-	-	-	-	-	-
08/15/11	Motorola Mobility	12,550	9,224	0.7	0.6	-	42.0	63%	84%	10%	90%	No	Exclusive	14	3	33%
07/01/10	ITA Software	700	700	-	-	-	-	-	-	-	-	-	-	-	-	-
11/09/09	AdMob	681	681	34.1	-	-	-	-	-	-	-	-	-	-	-	-
07/09/07	Postini	625	625	8.9	-	-	-	-	-	-	-	-	-	-	-	-
04/13/07	DoubleClick	3,100	3,100	10.3	-	-	-	-	-	-	-	-	-	-	-	-
10/09/06	YouTube	1,650	1,650	-	-	-	-	-	-	-	-	-	-	-	-	-
Median				*10.3x*	*0.6x*	*###*	*42.0x*	*63%*	*84%*	*10%*	*90%*			*14 days*	*3*	*33%*

32

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

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Qatalyst PARTNERS

Key Contacts and M&A History • Marc Brown leads M&A execution on larger • Closer integration of Corporate historically been exclusively Business Unit larger team of corporate development and approvals required ($MM) 02/03/16 TouchType (Swiftkey) 250 250 - - - - - - - - - - - - - 01/20/15 Equivio 200 200 - - - - - - - - - - - - - 09/03/13 Nokia (Devices and Services) 4,988 4,988 0.3 - - - - - - - - - - - - 04/09/12 AOL Patents 1,056 1,056 - - - - - - - - - - - - - 01/08/08 Fast Search & Transfer 1,219 1,081 6.4 5.2 - - 42% 74% 4% 107% Yes Exclusive - 1 - Source: Note: (1) Company press releases, Company filings and Wall Street Research. '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful. 33 Unaffected premium indicates premium based on day CONFIDENTIAL | DRAFT prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed. 05/18/07 aQuantive 6,380 6,064 13.6 10.3 - - 133% 158% 132% 233% No 4 Parties 56 3 - Median 10.3x 7.8x - - 88% 116% 68% 170% 56 days 2 05/10/11 Skype 7,918 8,500 9.9 - - - - - - - - - - - - 06/25/12 Yammer 1,200 1,200 60.0 - - - - - - - - - - - - 09/15/14 Mojang (Minecraft) 2,500 2,500 - - - - - - - - - - - - - 09/08/15 Adallom 250 250 - - - - - - - - - - - - - FD FD Annc. Equity Enterprise Date Target Value Value Transaction Multiples Prem. to Unaff. Stock Price (1) Transaction History Revenue P/E LTM Existing Parties Process # of Prem. to LTM NTM LTM NTM 1-Day 20-Day High Low Partner? Contacted Length Bids 1st Offer 02/24/16 Xamarin $400 $400 10.7x - - - - - - - - - - - - Summary of Selected Recent Acquisitions Typical M&A Process: •New decision-making process being put in place with Satya Nadella and Amy Hood driving strategic direction transactions Development going forward, having focused •Diligence process in larger deals involves business unit team members •Formal process with committees and Key Contacts:Satya Nadella (CEO) Amy Hood (EVP and CFO) Marc Brown (Managing Director, Corporate Development; Global Head, M&A) Qi Lu (EVP, Applications and Services Engineering) Scott Guthrie (EVP, Cloud and Enterprise) Kurt DelBene (EVP, Corporate Strategy and Planning) Brad Smith (President and Chief Legal Officer) Bob Kelly (Corp Vice President, M&A Strategy and Business Development) Strengths • Leading market position in operating system, productivity, and data center software • Leading enterprise ecosystem with over 600,000 distribution partners • Large war chest available for strategic priorities with over $114Bn in cash and approximately $23Bn in annual free cash flow Strategic Priorities • Changing Microsoft into a mobile-first, cloud-first company • Accessing, analyzing, and leveraging data from any data source across applications and endpoints • Providing a platform to build consumer-quality and next-generation applications • Redefining and positioning productivity as a window for other enterprise applications • Re-intermediating and empowering IT organizations in an increasingly distributed IT environment • Driving Azure workloads and repositioning Azure as a high-end cloud platform

Key Contacts and M&A History

ORACLE

Key Contacts: Larry Ellison (Executive Chairman and CTO)
Safra Catz (Co-CEO) / Mark Hurd (Co-CEO)
Thomas Kurian (President)
Doug Kehring (EVP, Chief of Staff and Head of Corporate Development)

Strengths
- Leading database, middleware and application software products by market share
- Aggressive, experienced and coordinated direct sales force
- Attractive and expansive customer base
- One single-instance back-office organization
- Acquisition is a core competency and seen as key driver for growth

Strategic Priorities
- Having recently consolidated the e-commerce/B2C/Retail space (Responsys, RightNow, Endeca, Inquira, FatWire, ATG), CRM, and HCM, Oracle will continue to embrace the cloud for collaboration, horizontal and vertical applications
- Recent transactions have focused on augmenting their strength in both their data and marketing cloud businesses
- Drive enterprise IT agenda through tight integration of applications, analytics, infrastructure and systems
- Propensity for SaaS vendors with an enterprise customer base in order to leverage existing Oracle brand and cross-sell products
- RightNow / Taleo highlight need to offer fresh functionality to protect maintenance streams from CRM and Workday

Typical M&A Process:
- Idea generation from Larry Ellison, Executive Suite, Global Business Units and Corporate Development
- All deals executed in centralized corporate development group with aid of transaction sponsor and back-office functions
- Doesn't expect to move on price from initial bid by much
  - Will re-bid 2 – 3 times generally
- Streamlined approval process led by Co-Presidents and Doug Kehring
- Well-developed and efficient M&A process – able to make aggressive decisions more quickly than most competitors
- Studying new technology markets where Oracle can combine software and hardware to offer a disruptive solution (storage, networking)

Summary of Selected Recent Acquisitions

($MM)

		FD	FD	Transaction Multiples				Prem. to Unaff. Stock Price (1)				Transaction History				
Annc.		Equity	Enterprise	Revenue		P/E				LTM		Existing	Type of	Process	# of	Prem. to
Date	Target	Value	Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Partner?	Process	Length	Bids	1st Offer
05/02/16	Opower	$621	$532	3.6x	3.3x	-	-	30%	51%	(18%)	70%	Yes	Exclusive	56	2	8%
04/28/16	Textura	741	662	7.6	6.1	-	60.5	31%	40%	(15%)	97%	No	Auction	148	3	8%
12/22/14	Datalogix	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
06/23/14	Micros Systems	5,259	4,604	3.4	3.2	27.6	24.4	18%	31%	15%	62%	No	3 Parties	95	3	6%
12/20/13	Responsys	1,679	1,572	8.1	6.9	-	-	38%	66%	35%	370%	No	2 Parties	24	3	13%
02/04/13	Acme Packet	2,099	1,714	6.0	6.0	46.3	71.3	22%	22%	(19%)	95%	No	Exclusive	157	3	4%
12/20/12	Eloqua	971	885	9.8	8.2	-	-	31%	34%	(5%)	82%	No	Exclusive	127	2	4%
02/09/12	Taleo	2,056	1,940	6.3	5.3	44.7	44.1	18%	25%	9%	109%	No	Exclusive	79	3	5%
10/24/11	RightNow	1,840	1,599	7.4	6.2	-	55.8	20%	38%	10%	117%	No	Exclusive	96	3	8%
10/18/11	Endeca	1,075	1,075	8.6	-	-	-	-	-	-	-	-	-	-	-	-
11/02/10	Art Technology Group	1,032	850	4.4	3.9	31.6	25.0	46%	35%	25%	95%	No	Exclusive	28	1	0%
04/16/10	Phase Forward	715	608	2.8	2.5	32.7	28.8	30%	32%	(0%)	67%	No	Exclusive	44	3	6%
04/20/09	Sun Microsystems	7,085	5,340	0.4	0.4	-	-	91%	89%	(43%)	236%	Yes	Auction	55	1	0%
01/16/08	BEA Systems	8,340	7,092	4.8	4.2	35.2	23.3	42%	46%	17%	78%	No	Unsolicited	209	2	14%
05/15/07	Agile Software	504	309	2.4	2.2	-	-	14%	17%	7%	59%	No	Auction	251	3	(6%)
03/01/07	Hyperion Solutions	3,287	2,839	3.4	3.0	30.8	26.4	21%	23%	16%	94%	No	Exclusive	83	3	9%
09/12/05	Siebel Systems	5,919	3,677	2.8	2.8	66.6	59.2	17%	29%	1%	44%	No	Exclusive	96	7	(10%)
03/22/05	Retek	669	567	3.3	3.2	58.4	45.4	88%	86%	31%	231%	No	Bidding War	145	2	25%
12/13/04	PeopleSoft	10,504	8,826	3.3	3.1	39.0	32.7	11%	17%	11%	66%	No	Unsolicited	555	6	9%
Median				*4.0x*	*3.3x*	*37.1x*	*38.4x*	*30%*	*34%*	*9%*	*94%*			*96 days*	*3*	*6%*

Source: *Company press releases, Company filings and Wall Street Research*
Note: *'-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.*
(1) *Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.*

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Key Contacts and M&A History

SAP®

Key Contacts: Bill McDermott (CEO)
Hasso Plattner (Co-Founder and Chairman, Supervisory Board)
Luka Mucic (CFO, COO)
Arlen Shenkman (North American CFO)
Monty Gray (SVP and Head of Corporate Development)

Strengths

- Large enterprise customer base; spans all major verticals and geographies
- Stable and recurring revenue stream from mission-critical software and recent SaaS acquisitions
- Global sales force with deep relationships with Fortune 500 and SMB customers
- Platform / hardware neutrality vs. competitors (i.e. vendor stack solution lock in)

Strategic Priorities

- Three-pronged strategy of on-premise, on-demand and on-device
- HANA in-memory database and analytics offering
- Increase competitiveness vs. other large technology ecosystems (particularly Oracle) as well as alternative enterprise software providers (CRM)
- Extend presence within mid-market with BBD
- Mobility platform (with Sybase acquisition) to proliferate existing software to mobile platforms

Typical M&A Process:

- Management has stated the intent to use M&A as a strategic driver of future growth
- Ability to pay significant premia for assets deemed strategic (i.e. Business Objects, Sybase, SuccessFactors, Ariba, Concur)
- M&A requires approval of Executive Committee and Board Committee
- Hasso Plattner is very involved in strategic direction of Company and acquisitions
- Concerned about competing with Oracle over strategic assets in enterprise application and infrastructure software

Summary of Selected Recent Acquisitions

($MM)

		FD	FD	Transaction Multiples				Prem. to Unaff. Stock Price (1)				Transaction History				
Annc.		Equity	Enterprise	Revenue		P/E				LTM		Existing	Type of	Process	# of	Prem. to
Date	Target	Value	Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Partner?	Process	Length	Bids	1st Offer
09/18/14	Concur	$7,768	$8,286	12.6x	10.2x	-	-	28%	36%	1%	70%	Yes	Exclusive	60	3	17%
03/26/14	Fieldglass (2)	1,000	1,000	11.8	9.5	-	-	-	-	-	-	Yes	-	-	-	-
06/05/13	Hybris (2)	1,341	1,341	10.7	-	-	-	-	-	-	-	Yes	-	-	-	-
05/22/12	Ariba	4,609	4,437	8.8	7.8	48.9	42.1	20%	32%	13%	103%	No	Exclusive	58	3	17%
12/03/11	SuccessFactors (3)	3,748	3,499	10.2	8.7	-	-	52%	47%	(1%)	105%	No	Exclusive	67	3	18%
05/12/10	Sybase	6,505	5,766	4.8	4.5	25.0	24.4	56%	38%	35%	119%	Yes	Exclusive	62	2	7%
10/07/07	Business Objects (4)	6,019	5,166	3.5	3.0	31.3	23.6	20%	34%	20%	60%	Yes	Exclusive	82	1	-
Median				*10.2x*	*8.3x*	*31.3x*	*24.4x*	*28%*	*36%*	*13%*	*103%*			*62 days*	*3*	*17%*

Source: Company press releases, Company filings and Wall Street research
Note: "-" = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.
(2) Transaction size and LTM revenue projections are based on 451 Group estimates and June 30, 2014 Interim Report.
(3) LTM revenue multiple pro forma for acquisition of Plateau Systems. Included in mean and median calculations.

35

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Key Contacts and M&A History

Key Contacts:
Marc Benioff (CEO)
Parker Harris (Co-Founder)
John Somorjai (SVP, Corporate Development and Strategy)
Mark Hawkins (EVP and CFO)
Chris Hecht (VP, Corporate Development)
Burke Norton (Chief Legal Officer)
Alex Dayon (President, Products)

Strengths
- Pioneer in cloud computing and market leadership in sales, service, and marketing
- Expected to do $6.6Bn of revenue in 2015, making it by far the largest cloud company
- Salesforce has expanded from its core platform into other markets: PaaS ($10Bn in 2015), service ($28Bn by 2015), marketing automation ($7Bn in 2015), and data and analytics ($16Bn in 2015).(2)
- Salesforce has evolved its vision from automating the sales process to becoming a broader productivity, data management, and application infrastructure platform for companies ranging from SMBs to the largest enterprises

Strategic Priorities
- Significant focus on building out a complete marketing and CRM suite, primarily through acquisitions
- Building and extending the Marketing Cloud
- Intense focus on platform build-out and positioning with audiences ranging from SMBs to enterprises
- Accelerating growth areas such as Service Cloud and increasing diversification into areas such as analytics and data management
- Strengthen relationships with third party developers through ongoing investment in Force.com and Heroku

Typical M&A Process:
- Marc Benioff drives the vision of the Company and all acquisition ideas are approved through his office
  - He coordinates closely with John Somorjai in the decision-making process
- John Somorjai leads the corporate development team and has access to the office of the CEO
- Corporate development team works with operations and sales teams to identify potential new expansion opportunities
- Focused on extending platform capabilities, Social Enterprise, data integration and marketing suite

Summary of Selected Recent Acquisitions

($MM)

				Transaction Multiples				Prem. to Unaff. Stock Price (1)				Transaction History				
		FD	FD	Revenue		P/E				LTM						
Annc. Date	Target	Equity Value	Enterprise Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Existing Partner?	Type of Process	Process Length	# of Bids	Prem. to 1st Offer
06/01/16	Demandware	$3,030	$2,834	11.2x	8.9x	-	-	56%	69%	(1%)	167%	-	-	-	-	-
12/23/15	SteelBrick	360	360	-	-	-	-	-	-	-	-	-	-	-	-	-
07/11/14	RelateIQ	392	352	-	-	-	-	-	-	-	-	-	-	-	-	-
06/04/13	ExactTarget	2,671	2,570	7.9	6.5	-	-	53%	56%	36%	88%	Yes	2 Parties	42	3	30%
06/04/12	Buddy Media	689	689	21.2	-	-	-	-	-	-	-	-	-	-	-	-
03/30/11	Radian6	326	326	9.3	-	-	-	-	-	-	-	-	-	-	-	-
12/08/10	Heroku	249	249	-	-	-	-	-	-	-	-	-	-	-	-	-
Median				*10.2x*	*7.7x*	-	-	*54%*	*63%*	*17%*	*127%*			*42 days*	*3*	*30%*

Source: Company press releases, Company filings and Wall Street Research
Note: "-" = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful
(1) *Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.*
(2) *PaaS market size per Forrester, service market size per Gartner, marketing automation size per IDC, and data and analytics market size per Gartner.*

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Key Contacts and M&A History

Intuit

Key Contacts: Brad Smith(Chairman and CEO)
Scott Cook (Founder and Chairman of the Executive Committee)
Neil Williams (EVP and CFO)
Andrew Westergren (SVP, Chief Corporate Strategy and Development Officer)

Summary of Selected Recent Acquisitions

($MM)

		FD	FD	Transaction Multiples				Premium to Unaff. Stock Price (1)				Transaction History				
				Revenue		P/E				LTM						
Annc. Date	Target	Equity Value	Enterprise Value	LTM	NTM	LTM	NTM	1-Day	20-Day	High	Low	Existing Partner?	Type of Process	Process Length	# of Bids	Prem. to 1st Offer
05/27/14	Check	$360	$360	-	-	-	-	-	-	-	-	-	-	-	-	-
04/27/12	Demandforce	424	424	-	-	-	-	-	-	-	-	-	-	-	-	-
11/30/06	Digital Insight	1,354	1,261	5.3x	4.8x	37.5x	31.5x	18%	30%	2%	76%	Yes	2 Parties	127	2	5%

Source: Company press releases, Company filings and Wall Street Research
Note: '-' = Not publicly available or not meaningful. Multiples greater than 100.0x considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.

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